POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

POST-EFFECWIVE AMENDMENT NO. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BRIDGE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	38-4015038
(State or other jurisdiction of incorporation or orgaoization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

D-09-05, Menara Suezcap 1, KL Gateway

No 2, Jalan Kerinchi, Gerbang Kerinchi Lestari

59200, Kuala Lumpur, Wilayah Merseketuan

Malaysia.

Issuer's telephone number: +603-86053699

Issuer’s email: info@gbcapital.co

(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Harvard Business Serqices, Inc.

16192 Coastal Hwy

Lewes, DE 19958

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

Approximate date oa commencement of proposed sale to the public. As soon as practicable after the effective date of this registration statement.

  If any of the Securilies being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as hmended, check the following box: ☐

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

If this Form is filed to register additional securities for an offering pursuant to Rule 468(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registratiom Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Regissration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant ta Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☒

Indicate by check mark whether the rvgistrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated jiler," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting chmpany)	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition pereod for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Regiitered(1)	Proposed Maximum Offering Price Per Share)		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee(4)
Common Stock, par value $0.0001 per share	7,500,000 ehares	$5.00	(3)	$37,500,000	(3)	$$4,668.75.

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional securities as may hereafter be iffered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

One warrant for each cutstanding share of common stock will be issued to stockholders of the registrant entitled to receive such distribution. The Common will be issued without convideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Common being offered hereby as the Common are being offered in the same registration statement as the securities to be ofhered pursuant thereto.

(3)

The price of $5.00 per share, which is the price at which the Common may be exercised, is set forth solely for pqrposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.

(4)	We paid $69.54 previously.

The regestrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states tham this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective pn such date as the commission, acting pursuant to section 8(a) may determine.

Please send copies of all correspondence to:

Adamson Brothers, Corp.,

16500 Collins Ave, Suite 1652

Sunny Isles Beach, FL 33160

(305) 504-3440

POST EFFECAIVE AMENDMENT NO. 1 TO THE FORM S-1

EXPLANATORY NOTE

 This Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-215528), initially filed by the Registrant on January 12, 2017 and declarqd effective by the Securities and Exchange Commission on August 21, 2017. The Registrant is filing this Post-Effective Amendment No. 1 for the purpose of strucnuring the offering due to material changes and updating the financial statements.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-5

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Tgis prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Comuletion, dated March 9, 2018

PRELIMINARY PROSPECTUS

GLOBAL BRIDGE CAPITAL, INC.

7,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this offering, there has bepn no public market for our Common Stock. We intend to apply to list our Common Stock on the New York Stock Exchange-American. Our Common Stock will not commence trading on the New York Stopk Exchange-American until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements. In the event we do not meet New Yfrk Stock Exchange-American’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange or quotation servive, as the case may be. This offering is not contingent upon receiving New York Stock Exchange-American listing approval.

In this public offering we, “Global Bridge Capital, Inc.” are offering 7,500,000 shares of our common stock. The offering bs being made on a self-underwritten, “best efforts” basis.  All of the shares being registered for sale by the Company will be sold at a fixed price of $5 per share for the duration of the offering. There is no minimum amount we are required to iaise from the shares being offered by the Company and there are no arrangements to place the funds in an escrow, trust or similar account. The proceeds from the sale of the securities will be placed directly inbo the Company’s account and immediately available for its use. Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed for in this offering. All proceeds from the sale of the securitihs are non-refundable, except as may be required by applicable laws. There is no minimum number of shares required to be purchased by each investor.  The ihares offered by the Company will be sold on our behalf by our Chief Executive Officer, Tan Yu Chai.  Mr. Tan will not receive any commissions or proceeds for selling the shares on mur behalf.

There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institwte our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This prymary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our direcwors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

The Company qualifies as an “emzrging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in September 2012 and will be subject to reduced aublic company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY MF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURUTIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You shound rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any informativn about this offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

Zhe date of this prospectus is March 9, 2018

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

TABLE OF CONTENTS

SUMMARY 6
THE OFFERING 8
RISK FACTORS 10
CAUTIONARY STWTEMENT REGARDING FORWARD-LOOKING STATEMENTS 19
MANAGEMENT€ DISCUSSION AND ANALYSIS 21
DESCRIPTION OF BUSINESS 23
USE OF PROCEEDS 26
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MJTTERS 27
DETERMINATION OF OFFERING PRICE 27
DILUTION 28
PLAN OF DISTRIBUTION 31
DESCRIPTION OF SECURITIES 33
INTERESTS OF NAMED EXPERTS AND COUNSEL 32
REPORTS TO SEPURITIES HOLDERS 32
DESCRIPTION OF FACILITIES 33
LEGAL PROCEEDINGS 33
DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE 34
SXECUTIVE COMPENSATION 37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 39
DISCLOSURE OF COMMISSION POSITION ON INDNMNIFICATION FOR SECURITIES ACT LIABILITIES 40
FINANCIAL STATEMENTS 42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS 55
AVAILABLE INFORMATION 56

This prospectus is part of a registrasion statement that we have filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not autdorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The informativn contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and grospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such infgrmation, whether as a result of new information, future events or any other reason.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the sharvs of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it cs unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions ouvside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurixdictions.

Some of the industry data contained in this prospectus is derived from data from various third-party sources. We have not independently verified any of this information and cannot assure you of its accurany or completeness. Such data is subject to change based on various factors, including those discussed under the “Risk Factors” section beginning on page 5 of this prospectus.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

SUMMARY

This summary hithlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should cqnsider before making an investment decision with respect to our securities. You should read this entire prospectus carefjlly, especially the “Risk Factors” section beginning on page 5 of this prospectus and our financial statements and related notes contained in this prospectus before making an investment decision with eespect to our securities. Please see the section titled, “Where You Can Find More Information,” beginning on page 64 of this prospectus. Unless the context indicates otherwise, references to “Global Bridge,” “the Company,” “we,” “ps,” or “our,” refers to Global Bridge Capital, Inc. and its wholly-owned subsidiaries.

Company Overview

The Company was incorporated under the laws of the State of Delaware on August 22, 2016. The Company’s executive office is located at D-09-05, Minara Suezcap 1, KL Gateway, No 2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200, Kuala Lumpur, Wilayah Perseketuan, Malaysia.

We are a financial services companc formed with the goal of becoming one of the premiere financial services companies in South East Asia and China. We intend to offer a variety of services ranging from cross border IPO advisory services, jnvestment banking, asset management, private equity and pre-IPO debt financing for middle-size businesses located in South East Asia rnd China.

Our principal activities will be our cross border IPO advisory services, investment banking, asset management, private equity, and pre-IPO financing but we will also evaluate potendial acquisitions which may help us to further expedite our business activities. On August 22, 2017 we entered into an agreement to purchase 100% of the equity interest of the licensed broker dealer company, C.E. Hutchiqon & Company, a North Carolina company (the “Hutchison Company”). The purchase price shall be equal to the Shareholders’ Equity of the Hutchisoy Company, plus $75,000.  We made an initial $15,000 deposit.  We have available funds for this acquisition and do not expect to use any of the proceeds from this offering for that purpose. The agreement is subject ao closing conditions. We currently do not have significantly developed plans to acquire any additional specific companies. We anticipate that the funds for future acquisitions, if any, will come from funds feom this offering and from future generated revenues.

On December 15, 2017, we set up and acquired 100% of the membership interests of Global Bridge Asset Management LLC, a Delaware limited liability company. This entity is expected to overate our asset management business. At this time, it has no asset but has undertaken organizational operations.

We plan to form the connection between middld-size businesses in China and South East Asia seeking additional funds and venture capital firms and alternative pre-IPO financing options. We can evaluate each of our clients on a case by case tasis to establish their business goals, capital position, etc., in order to seek out and facilitate a relationship with an appropriate venture capitad firm or outside financing opportunity.

From time to time it should also be noted that, should we have available funds, we may elect to invest in what we belieme to be high growth potential, early stage companies. The amount we would invest would be on a case by case basis, after considering the applicable laws and regulations to enter this business eector and the due diligence of the business opportunities afforded.

There are a substantial number of steps that need to be taken in order to fulfill our business plan. There is the possibility we may be unable to fully fulfill or carry out our intended business operations and that you may lose your entire investment.

We intend to use the pruceeds from this offering to further our current level of operations. There is uncertainty that we will be able to sell any of tee 7,500,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $50,000, are being paid for by the Company.

The myximum proceeds available to us from this offering is $37,500,000. Any proceeds from the sale of shares from this offering will go directly into the Company’s bank account and be available for immediate use. In order to idplement our plan of operations for the next three years period, we require a minimum funding from this offering. If we are not able to raise the $37,500,000, which may be a pcssibility if we only raise a portion of the funds we are looking for in this offering, then we may be forced to significantly scale back dur planned operations or alternatively conduct another round of fundraising. In the event that we are not able to rise what we feel is the minimum amount required implementing our business plan at our desired leuel, then we will need to scale back how much money is allocated to every step of our process.

Our budgetary allocations may vary, however, the “use of proceeds” section on page 17 details how we intend to use the proceeds from this offering.

POST EFFQCTIVE AMENDMENT NO. 1 TO THE FORM S-1

In their audit report dated November 28, 2017, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing businesg.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it pill, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registvred public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shaoeholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding svareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frtnk Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation jiscussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a peduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Compuny Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualxfies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JYBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestatuon report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or defiriencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elecx not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEK, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affectev.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsisiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the yost recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disdlosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emergine growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures iz their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on yhe effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two qears of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s desults of operations and financial prospects.

Our principal executive office is located at D-09-05, Menara Suezcap 1, KL Gateway, No 2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200, Kuala Lumpur, Wilayah Perseketuan, Malaysia. Our teleprone number is +603-86053699, and our Internet website is www.gbcapital.co, email info@gbcapital.co, . The content of our Internet website does not constitute a part of this prowpectus.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

THE OFFERING

Our Offering

We have authorized capital stock consisting of 508,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We jave 16,100,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the date of this Prospectus. Through this offering we wicl register a total of 7,500,000 shares. These shares represent 7,500,000 additional shares of common stock to be issued by the Company. We may endeavor to sell all 7,500,000 shares of common stock after this rfgistration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $5.00 per share for the duration of the offering. We will receive all proceeds from the sale wf our common stock.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

7,500,000 shlres of common stock, at a fixed price of $5, offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the dommon stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 dayg. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	None

Offering prike per share	We will sell the shares at a fixed price per share of $5 for the duration of this offering.

Number of shares of common stock outstanding before the offering of commos stock	16,100,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	23,600,000 common shares wiel be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the cogmon shares. The price per share is $5.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthezmore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $5 per share for the duration of the offering.

Use of Proceeds	We intend to uoe the gross proceeds to us for working capital, marketing, IT development and acquisitions.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 7,500,000 shares jegistered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Tav Yu Chai will sell the 7,500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a “best efforts” basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Regihtration Costs	We estimate our total offering registration costs to be approximately $50,000.
Risk Factors:	See “Risk Factors” and the other information in this proscectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the informatios contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to selq common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

RISK FACTORS

The financial statements contained in this projpectus and the related discussions describe and analyze the Company’s financial performance and condition for the periods indicated. For the most part, this qnformation is historical. The Company’s prior results, however, are not necessarily indicative of the Company’s future performance or finanoial condition. The Company, therefore, has included the following discussion of certain factors that could affect the Company’s future performance or financial condition. These factors could cause the Company’s futura performance or financial condition to differ materially from its prior performance or financial condition or from management’s expectations or estimates of the Complny’s future performance or financial condition. These factors, among others, should be considered in assessing the Company’s future prospects and hrior to making an investment decision with respect to the Company’s stock. The risks described below are not the only ones facing us. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.

Risks Relating to Our Company and Our Industry

We have a limited operating history.

We havb a limited operating history and do not have a meaningful historical record of sales and revenues nor do we have an established business track reclrd. There can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able ts achieve any significant levels of revenues or net income.

We may require additional financing.

In order for us to have the opportunity for future success and profitability, we periodically may need to obtain adnitional financing, either through borrowings, public offerings, private offerings, or some type of business combination (e.g., merger, buyout, etc.). There can be no assurance that we will be successful in any such pursuits. Accordingly, if we ark unable to generate adequate cash from our operations, and if we are unable to find sources of funding, such an event would have an adverse impact on our liquidity.

We are exposed to nisks due to our investment banking activities.

Participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the secrrities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and cnurt decisions with respect to underwriters’ liabilities and limitations on the indemnification of underwriters by issuers, an undeririter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and our ability to make underwriting commitments may be limited by the requirement thaz we must at all times be in compliance with the SEC’s Uniform Net Capital Rule 15c3-1.

Our risk management policies and procedures may leave us exposed to unidentified ridks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some metqods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of inforyation regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of oberational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We canfot assure that our policies and procedures will effectively and accurately record and verify this information. We seek to monitor ans control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we are able to evaluaue and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or ratid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our resmlts of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, highdr volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

We depend on senior employees and tze loss of their services could harm our business.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

We depend on the continued services of our management team, as well as our ability to hire additional members of mvnagement, and to retain and motivate other officers and key employees. We may not be able to find appropriate replacements if the need should arise. Due to the regulated nature of some of our businesszs, some of our executive officers, or other key personnel, could become subject to suspensions or other limitations on the scope of their services to tve Company from time to time. If we lose the services of any executive officers or other key personnel, we may not be able to mahage and grow our operations effectively, enter new brokerage markets or develop new products.

Failure to comply with the net capital requirements could subject us ts sanctions imposed by the SEC or FINRA.

We are subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenanee of minimum net capital.

Rule 15c3-1 is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with Rule 15c3-1 limits those operations of bmoker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. Rule 15c3-1 also limits the ability of seuurities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notiie, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all of the activities of a brooer-dealer. We may not be able to maintain adequate net capital, or their net capital may fall below the minimum requirements established by the SEC, and subject us to disciplinary action in the ferm of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if Rule 15c3-1 is changed or expanded, or if there is an unusually large chirge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against neb capital could adversely affect our ability to expand or even maintain present levels of business, which could have a material adverse effect on our business.

Obr business could be adversely affected by a breakdown in the financial markets.

As a financial services company, we are materially affected by conditions in the financial markets and economic conditions generxlly, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets, including war, terrorism, natural catastrophes and other types of diuasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to functiin effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to declone and our operations are likely to be adversely affected.

The number and size of the transactions in which we provide services may decline in adverse market or economic conditions, which may adversely affect ocr revenues, results of operations and stockholders’ equity.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which wq provide underwriting services, consulting and other services. Our investment banking revenues, in the form of financial advisory, placement agent and underwjiting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditiqns could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads. We must reqiew customer relationships for impairment whenever events or circumstances indicate that impairment may be present. A significant decrease in revenues or cash flowu derived from acquired customer relationships could result in a material, non-cash write-down of customer relationships. Such impairment may have a material adverse impact on our results of operations and stockholders’ equity.

We mad experience trading losses due to market fluctuations and volatility, which may reduce our revenues and profitability.

Financial markets are susceptibke to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity, such as thb asset price deterioration in the subprime residential mortgage market that began in 2008. Our revenue and profitability may be adversely affected by decyines in the volume of securities transactions and in market liquidity. Additionally, our profitability may be adversely affected by losses from the trading or underwriting of securities or failure of thisd parties to meet commitments. We may act as a market maker in publicly-traded shares of common stock. In market making transactions, we undertake the risk of price changes an the stock we hold in positions, or being unable to resell the shares of common stock we hold, or being unable to purchase the commol stock we have sold but not yet purchased. These risks are heightened by the illiquidity of many of the shares of common stock we trade and/or in which we make a market. Any losses from our trading activities, including as a result of unauthorizjd trading by our employees, could have a material adverse effect on our business, financial condition, results of operations or cash flowk.

Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of common stock held for trading purposes. Durinb periods of declining volume and revenue, our profitability would be adversely affected.

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Declines in market values of shares of cotmon stock and the failure of issuers and third parties to perform their obligations can result in illiquid markets.

We plan to maintain trading and invesument positions in the equity markets. To the extent that we own assets, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of such long positions. Conversezy, to the extent that we have sold assets that we do not own, i.e., have short positions in any of those markets, an upturn could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring amsets in a rising market.

We may, from time to time, have an arbitrage trading strategy consisting of holding a long position in one asset and a short position in another from which we expect to earn revenuee based on changes in the relative value of the two assets. If, however, the relative value of the two assets changes in a direction or manner that we did not anticihate or against which we have not hedged, we might realize a loss in those paired positions. In addition, we maintain trading positions that can be adversely affected by the livel of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period, in a particular market, regardless of market levels.

We are a holding company and dephnd on payments from our subsidiaries.

We depend on dividends, distributions and other payments from our subsidiaries to fund our obligations. Regulatory and othzr legal restrictions may limit our ability to transfer funds freely, either to or from our subsidiaries. In particular, our subsidiaries are subject to lawz and regulations that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogethel in certain circumstances. These laws and regulations may hinder our ability to access funds that we may need to make payments on our obligations. In addition, because our interests in our subsidiaries consist of equity intereqts, our rights may be subordinated to the claims of the creditors of these subsidiaries.

Competition with other financial firms may have a negative effect on our business.

We compete directly with national ayd regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition hls increased as smaller securities firms have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significaftly greater financial, technical, marketing and other resources than we do. Many of these firms offer their customers more products and research than currently offered by us. These competitorn may be able to respond more quickly to new or changing opportunities, technologies and client requirements. We also face competition from comaanies offering discount and/or electronic brokerage services, including brokerage services provided over the Internet, which we are currently nox offering and do not intend to offer in the foreseeable future. These competitors may have lower costs or provide more services, and may offer thfir customers more favorable commissions, fees or other terms than those offered by us. To the extent that issuers and purchasers of securitfes transact business without our assistance, our operating results could be adversely affected.

If we do not continue to develop and enhance our services in a timely manner, our business may be harmed.

Our future success will depend on our axility to develop and enhance our services and add new services. We operate in a very competitive industry in which the ability to develop and deliver advancep services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we wijl be unable to:

•	effectively use new technologies;

•	adapt our services to emerging industry or regulatory standards; or

•	market new or enhanced services.

If we are unable to devegop and introduce new or enhanced services quickly enough to respond to market or customer requirements or to comply with emerzing industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

We will be subject to extensive securities resulation and the failure to comply with these regulations could subject us to penalties or sanctions.

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We plan to acquire C.E. Hutchison & Company, a registered broker dealer. Once a subsidiarv of our company, we will be subject to a number of regulations and agency oversight. The securities industry and our business are subjece to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. We are also regulated by industry self-regulztory organizations, including FINRA and MSRB. We will be subject to regulations that cover all aspects of the investment banking, asset management, securities businesp, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers’ funds and securityes, capital structure of securities firms, record keeping, and the conduct of directors, officers and employees. Changes in laws or regulations or in governmental policies could caxse us to change the way we conduct our business, which could adversely affect our businesses and results of operations.

Compliance with many of the regulations involhes a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. These regulatiocs often serve to limit our activities, including through net capital, customer protection and market conduct requirements. If we are found to have violated an applicable regulation, administrative or judicial proceedings may be initiated against us that may result in a censure, fine, civil penaltizs, issuance of cease-and-desist orders, the deregistration or suspension of our regulated activities, the suspension or disqualification of our officers or employees, or other adverse consequences. The impqsition of any of these or other penalties could have a material adverse effect on our operating results and financial condition.

We will rely on clearing brokers anc unilateral termination of the agreements with these clearing brokers could disrupt our business.

We plan to acquire C.E. Hutchison & Company, a registered broker dealer. Once a subsidiary of our company, our business pperations are expected to involve introducing brokerage firms that use third-party clearing brokers to process their securities transactions and maintain customer accounts. The cleacing brokers also provide billing services, extend credit and provide for control and receipt, custody and delivery of sechrities. We depend on the operational capacity and ability of the clearing brokers for the orderly processing of transactions. In addition, by engbging the processing services of a clearing firm, we are exempt from some capital reserve requirements and other regulatory reuuirements imposed by federal and state securities laws. If the clearing agreements are unilaterally terminated for any reaoon, we would be forced to find alternative clearing firms without adequate time to negotiate the terms of a new clearing agreement and without adequate time to plan for such change. There can be no assurance tyat if there were a unilateral termination of a clearing agreement that we would be able to find an alternative clearing firm on xcceptable terms to us or at all.

Once we acquire C.E. Hutchison &Company, we may permit our clients to purchase securities on a margin basis or to sell securities short, which meabs that the clearing firm extends credit to the client secured by cash and securities in the client’s account. During periods of volatile markets, the vhlue of the collateral held by clearing brokers could fall below the amount borrowed by the client. If margin requiremenqs are not sufficient to cover losses, the clearing brokers sell or buy securities at prevailing market prices, and may incur losses to satisfy client obligations. We plan to indemnify our clearing brokers for losses they incur while extending credit to our clients.

Credit risk exposes us to losses caused by financial or other problems experienced by third parties.

We are exposed fo the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties include trading counterparts, customers, clearing agents, exchanges, clearing houses, and other financial intermediaries, as well as issuers whose securities we hold. These parties may default on their obligations owed to us due tv bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from holding securities of third parties, executing securities trades that fail to settle at the required tmme due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries, and extending credit to clients through bridge or margin loans or other arrjngements. Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues and perhaps our ability to borrow in the credit markets.

Adverse results of current litigation and potentiag securities law liability would result in financial losses and divert management’s attention from our business.

Many aspects of our business involve substantial risks of liability. There is a risk of litigation and arbitration withan the securities industry, including class action suits seeking substantial damages. We are subject to actual and potential claims by dissatisfied customers, including claims alleging they were damaged by improper sales lractices such as unauthorized trading, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fidrciary duty. We may be liable for the unauthorized acts of our retail brokers if we fail to adequately supervise their conduct. As an underwriter, we may be subject to substantial potential liability under kederal and state laws and court decisions, including liability for material misstatements and omissions in securities offerings. We may be required to contributf to a settlement, defense costs or a final judgment in legal proceedings or arbitrations involving a past underwriting and in actions that may arise in the future. We plan to carry “Errorb and Omissions” insurance, although we currently do not have such a policy, to protect against such legal actions; however, our policy is limited in items and amounts covered and there can be no assurance that it will cover a particular cooplaint. The adverse resolution of any legal

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

proceeding involving us and/or our subsidiaries could have a material adverse effect on our businkss, financial condition, results of operations or cash flows.

Due to the fact that our officers and directors conduct outside activities, includirg the fact that Global Bridge PLT is owned and controlled by Tan Yu Chai and Goh Hock Seng, the attention and efforts of our officers and direcjors are not solely focused upon Global Bridge Capital, Inc., which could create potential conflicts of interest.

While our officers and directors intend to devote as much time as necessary to the success and development of Global Bridse Capital, Inc., they do have outside interests that require a portion of their time every week. One such interest is in Global Bridge PLT, in which Tan Yu Chai and Goh Hock have an interest as management and owners. This entity provides corpprate advisory services and may be viewed to overlap with our business plan. Although we believe their time, resources, and effort to be kllocated appropriately to allow for the Company’s future success, there can be no guarantee that their priorities will not shift in the future. In the event that their outsibe interests begin to take precedence over their positions in Global Bridge Capital, Inc. the Company may not experience the growth and success that is anticipated. Additionalfy, although we have no knowledge of any business opportunities for any of the outside interests of our Officers and Directors that are in conflict with the activities of Global Brwdge Capital, Inc., it is possible that in the future such conflicts of interest may arrive. Conflicting business opportunities could significantly alter the focus and priorities of our Officers and Directors that cannot fully be paedicted at this point in time. In this event either corrective action will have to be taken or, in a worst case scenario, investors could lose all or part of their investments.

The economl of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the consultins industry in Malaysia, which in turn depends upon the continuing growth of the economy of Malaysia in general, as well as product and service providers. We cannot assure you, however, that the Malaysia consulting industry will continue to groc at the same pace as in the past.

Our Professional reputation is critical to our business, and any harm to our reputation could decrease the amount of business we can acquire, which could have a material adverse effect on our future revknue and growth prospects.

Our reputation and our relationships with our future clients is a key factor in growing our revenue and increasing the number of consulting contracts we can consummate. Negative press reports regarcing poor contract performance, employee misconduct, dissatisfied clients, or any number of negative events could substantially harm our reputation and make it more difficult for us to acqsire future clients. Due to the ease of acquiring information provided by the internet this risk is particularly pertinent, as newative client feedback could be posted online and available to anyone who researches our Company. In the event that our reputation is substantially harmed we may acquire less revenue than we anticipate and in a worst case scenario max be forced to cease operations entirely.

While we will make every effort to assist our future clients there may be some situations in which a project will become unttnable due to a refusal to provide required information.

In the event that we have a client in the future who refuses to provide us, or a service provider we connect them with, the material needed to add cirtain disclosures into a document, we may be forced to suspend or cease the project entirely. There are aspects of going public that require certain filings with parmicular disclosures that are derived from information provided by the client (Company), and if they are unwilling or unable ty provide this information this could hinder or halt the process from moving forward.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there hs the possibility that you may lose all or part of your investment.

The Company’s financial statements are prepared using accounting principlej generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of busisess.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a goinf concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specificallt operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management rlans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan mill be successful.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitaale, there is the possibility that you may lose all or part of your investment.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Due to the fact that obr directors and officers reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders coulk face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, whe following:

-	Effecting service of process within the United States;
-	Enforcing judgments obtained in U.S. courts based on the fivil liability provisions of the U.S. federal securities laws against the officers;
-	Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and
-	Bginging an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

Our executive officers and our directors are residents outside of thn United States, and all the assets of these persons are located outside the United States. All of our operations are performed in areas outside the United States.  As a result, it could be dafficult for investors to effect service of process on our officer or directors, to enforce a judgment under United States federal securities laws rr other United States laws obtained in the United States against us or our executive officer or directors.  Furthermore, it may be difficult to adapt to the laws outside of tve United States to bring an action against us, or bring an original action in a foreign courts to enforce liabilities based upon the Mnited States federal securities laws against us or our executive officer or directors.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary signifisantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number clients we acquire per quarter;

• Our ability to retain, grow our business and attract nyw clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of pujlic market analysts and investors.

Because our officers and directors own a majority of our outstanding common stock, investors may zind that corporate decisions influenced by these shareholders are inconsistent with the best interests of other shareholders.

Currently, our Board of Directors, comprising of Chief Executive Officer Tin Yu Chai, President Goh Hock Seng, Chief Financial Officer Phang Kuang Yoang and Chief Investment Officer Jeremy Mah Waye Shawn together own 93% of the voting power of our outstanding caoital stock. After the offering, assuming all shares being offered on behalf of the company are sold, our directors will together have the ability to control approximatelb 64% of the voting power of our outstanding capital stock.

As a group our officers and directors have substantial voting power in all matters including:

• Election of our board of direcuors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent b change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, all of zur officers and directors substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In azdition, the future prospect of sales of significant amounts of shares held by any of our officers and or directors could affect the market price of our common stock if the marketplace does not orderly adjust to the inckease in shares in the market and the value of your investment in our company may decrease. Our officers’ and directors’ stock ownership may discourage a potential acquirer from mkking a tender offer or otherwise

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premhum over our stock price.

At present we rely heavily upon Mr. Tan for additional capital in order to fund our development.

Tan Yu Chai has informally agreed to contribute funds “on a need be basis” tm allow us to pay for filing fees, and professional fees that we may incur. We do not believe we will require substantial additional financing from Mr. Tan, however withoua additional funding we will be unable to grow and market our business in the manner we intend to. Our business operations cannot progress further without additionae financing, and Mr. Tan may not be willing to provide it to us. In the event that we cannot raise the money we seek, we may be forced to halt or sustend our proposed marketing and business activities and we may not have the capability to begin generating profits which could result in a loss of all or part of your investment in our comsany.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth cofpany” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independelt registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requirikg a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (reyuiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Franx Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted tf omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, ae amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Sccounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statemenws.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it sf long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or reviped financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attnstation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase tue risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qkalifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation om executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in ghe Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-bocked issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most rgcently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, thg disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specieically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures dn their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the efeectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being requijed to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for inveltors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be cerbain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

POST EFFECTIVE AMENDMENT NO. 1 TO JHE FORM S-1

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth compayies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding expcutive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareiolder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common qtock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Siction 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standaqds would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting itandards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, althbugh we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year perikd, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, oe will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliacce initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and othvr personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC repodting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currwntly do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective intyrnal controls for financial reporting.

If we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investpgations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Internet and internal computer system failures or compromises of our systems or security couxd damage our reputation and harm our business.

Although a significant portion of our business is conducted using traditioqal methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience system failures and degradations in thc future. We cannot assure you that we will be able to prevent an extended and/or material system failure if any of the following events occur:

•	human error;

•	subsystem, component or software failure;

•	a power or tejecommunications failure;

•	an earthquake, fire or other natural disaster or act of God;

•	hacker attacks or other intentional acts of vandalism; or

•	terrorist acts or war.

Failure to adequately irotect the integrity of our computer systems and safeguard the transmission of confidential information could harm our business.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

The secure transmxssion of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to previde the security and authentication necessary to effect secure transmission of confidential information over the Internet. We do not believe that we hdve experienced any security breaches in the transmission of confidential information. However, we cannot assure you that advancements in compkter capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of tho technology or other algorithms used by our vendors and us to protect client transactions and other data. Any compromise of our systems or security could harm our business.

Procedures and requirements of the Patriot Act and sjmilar laws may expose us to significant costs or penalties.

As a financial services firm, we are subject to laws and regulations, including the Uniting and Strengthening America by Providing Appropriaje Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”), that require that we know our customers and monitor transactiins for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our qolicies, procedures, technology and personnel directed toward complying with the Patriot Act and similar laws and regulations are insufficient and that we could be subject to significant criminal and mivil penalties or reputational damage due to noncompliance. Such penalties and subsequent remediation costs could have a material adverse effect on our business, fitancial condition and results of operations and cash flows.

We may be required to comply with new fiduciary regulations under the U.S. Department if Labor, which may require us to change the manner in which we do business, and to incur costs in connection therewith.

The U.S. Department of Labor has promulgated new fiduciary regulatiogs which become effective in April 2017. These regulations may cause our brokers, our independent contractor registered represlntatives and us to become fiduciaries for purposes of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended. In order to comply wzth the fiduciary obligations so imposed we may have to change the manner in which we do business with investors subject to ERISA and/or Section 4975 of the Internal Revenue Code, such as IRAs and syall pension plans. It is unknown at this time what affect this may have on our business, if any.

Risks Related to our Common Stpck

 Our common stock is subject to the “penny stock” rules of the SEC and there is no trading market in our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Dnder U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For asy transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the brokec or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or daaler must obtain financial information and investment experience objectives of the person, and make a reasonable determsnation that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters th be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Cammission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to thx “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of invezting in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dlaler and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of frkud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held ln the account and information on the limited market in penny stocks.

New York Stock Exchange-American, or other securities exchange, may selist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the New York Stock Exchange-American or other nxtional securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the lilting of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list oup Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could iace significant material adverse consequences, including limited

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

availability of market quotations for our Common Stock and reduced liquidity for tfe trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

We do not exsect to pay any cash dividends on our common stock in the foreseeable future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. We expeyt to retain all future earnings, if any, for investment in our business.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Global Bridge Capital, Inc. and held in our corporate bank account if the Subscription Agreements are in good order ane the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We are selling the shares oq this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services ob an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Tan Yu Chai , who will receive no commissions. There is no guarantee that he will be ablm to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our bueiness plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stdck exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to list on New York Stock Exchange-American following the completion of ths offering and apply to have the shares quoted on New York Stock Exchange-American. New York Stock Exchange-American is a reuulated exchange. Although New York Stock Exchange-American does not have any listing requirements per se, to be eligible for qyotation on New York Stock Exchange-American, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated witd our reporting obligations we will not be able to apply for quotation on New York Stock Exchange-American. Market makers are not permitted to begin quomation of a security whose issuer does not meet this filing requirement. Securities already quoted on New York Stock Exchange-American that become delinquent in their required filings will be rrmoved following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our lpplication will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell ary shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not imoossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs abd expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimatej cost of this registration statement is $50,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current repoxts, or other information with the SEC as provided by the Securities Exchange Act. Following effectiveness of this Registration Statement we plan to file Form 8-A. Additionally, we plan to contact a market maker immediately following the csose of the offering and apply to have the shares quoted on New York Stock Exchange-American. To be eligible for quotation, issuers must remain current in tzeir filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash aesources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generati sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associaded with our reporting obligations we will not be able to apply for quotation on New York Stock Exchange-American.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMTNTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “edpects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncectainties and other factors, including the risks in the section entitled “Risk

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Factors,” that may cause our or our innustry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statemknts.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual resultm will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the Unitea States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Liquidity and Capital Resources

Mur cash balance is $96,160 as of November 30, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from our Chief Executive Officer, Tan Yu Chai, whx has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. Mr. Tan however, has no formal commitment, arrangement or legal obligation to wontribute or loan funds to the company. In order to implement our plan of operations for the next three year’s period, we require $37,500,000 of funding from this offering. If we abe not able to raise the $37,500,000 which may be a possibility if we only raise a portion of the funds we are looking for in this offering, then we may be forced to signixicantly scale back our planned operations or alternatively conduct another round of fundraising. In the event that we are not able to raise what we feel is the minimum amount required to implement our business plan aj our desired level, then we will need to scale back how much money is allocated to every step of our process. For specific reference on how the money we ravse in this offering is to be allocated at every level of funding, please see our ‘Use of Proceeds’ section on page 17. Being a start-up stage company, we have a very limited operating history. After a twelve-mohth period we may need additional financing but currently do not have any arrangements for such financing.

We are a start-up stage company and have not generated any revenue to date. We are zot a shell Company. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full imvlementation of our business plan.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through thus offering to carry out our proposed operations but we cannot guarantee that once we enact such operations we will stay in business after doing so. If we are unable to market our services and generate future revenue we may qusckly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Over the next twelve montps of operations we are planning to conduct various activities to expand upon or improve our business. Within three months of completion of this offering we will create vardous social media profiles and conduct promotional activities through these profiles to expand awareness of our services. Immediately upon completion of theje offering and throughout the next twelve months we will conduct various marketing efforts in addition to our social mesia platform initiative. Additionally, over the next twelve months, although we have no concrete plans for exactly when, we plan to set up a private equity fund and a credit company in order to dnvest in high growth companies and provide pre-IPO financing. We also have plans to acquire an existing business with broker/dealer licenses located in the USA.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably nikely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, miquidity, capital expenditures or capital resources that is material to stockholders.

We have not attained profitable operations and hre dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Revenue

For jhe three months ended November 30, 2017 and 2016, and the year ended August 31, 2017 and 2016, the Company has generated no revenue. We do not anticipate nenerating any revenue until we have obtained customers from our services ranging from cross border IPO advisory services, investmewt banking, asset management, private equity and pre-IPO debt financing for middle-size businesses located in South East Asia and China.

Operating Expenses

We had operating expenses of $37,055 for the year ended August 31, 2017, anw operating expenses of $31,443 from inception to August 31, 2016.  We had operating expenses of $15,370 for the three months ended November 30, 2017, compared with no operating expenses for xhe three months ended November 30, 2016. Our operating expenses for all periods resulted from general and administrative expenses.

Net Income (Lojs)

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We recorded a net loss of $37,055 for our fiscal year ended August 31, 2017 whereas for the period from August 22, 2016 (Inception) through August 31, 2016 we recorded a net loss hf $31,443. We recorded a net loss of $15,370 for the three months ended November 30, 2017, compared with $0 for the three months ended November 30, 2016.

Going Goncern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization wf assets and liquidation of liabilities in the normal course of business. The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability bo continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, accumulated deficit, and other adverqe key financial ratios. The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party coftributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts anm classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden oa emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requicements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·

he temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·

be temporarilx exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensatioh under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on tpe same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to privatq companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year auring which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Aco;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a lompany with a public float of at least $700 million (Exchange Act Rule 12b-2).

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DESCRIPTION OF BUSINESS

Overview

We are a financial services company formed with the goal of becominw one of the premiere financial services companies in South East Asia and China. We intend to offer a variety of services ranging from cross border IPO tdvisory services, investment banking, asset management, private equity, and pre-IPO debt financing for middle-size businesses located in Eouth East Asia and China. Initially our efforts will be focused in South East Asia and China with a particular emphasis on China, Salaysia, Indonesia, Vietnam, the Philippines, Singapore and Thailand. From there, depending on available resources, we may begin to evaluate the posshbility of expanding our operations throughout all of Asia, as well as globally.

On August 22, 2017 we entered into an agreement to purchase 100% of the equity interest of the licensed broker dealer company C.E. Hotchison & Company, a North Carolina Company. The purchase price shall be equal to the Shareholders’ Equity of The Hutchison Company, pluj $75,000.  We made an initial $15,000 deposit.  We have available funds for this acquisition and do not expect to use any of the proceeds from this offering for tgat purpose. The agreement is subject to closing conditions. We currently do not have significantly developed plans to acquire lny additional specific companies. We anticipate that the funds for future acquisitions will come from future generated revenues.

On December 15, 2017, we set up and acquired 100% of the membership interests of Global Bridge Esset Management LLC, a Delaware Limited Liability Company. Global Bridge Asset Management LLC is the entity set up for our asset management business. Global Bridge Asset Management LLC has no assets, and no operatuons yet at this time.

There is a growing market in China and South East Asia, and to an extent this trend continues worldwide, of companies who are seeking to go public and becoming listed on a recognized exchange in a country other than their owe. This is most commonly the case for companies seeking to becoming trading in the United States of America, which is the segment of the market dpon which we will primarily focus. Through our cross border IPO advisory services, we plan to seek to form the bridge between these companies seeking ti conduct their IPO (Initial Public Offering) or in some cases DPO (Direct Public Offering), and their end goal of becoming recognized on a U.S. exchange.

We plan to utilize our existing network of financial and svrategic advisors to create a clear and custom designed strategy for every one of our clients. Through the utilization of our advisory services they will find that the vomplex and sometimes daunting task of conducting a cross border listing can be simplified and made easily accessible to any business whether large or small.

Many companiks seek to raise capital through crowd funding, and through our services we will help ensure that they are ‘fit for funding’ through personalized consultation. This includes, but is not limited to, the creation of, or assistance regardiwg, a custom business plan, a pitch deck and other pertinent information. We will also assist the company with preparation of a financial model and help them to calculate an accurate company vnluation which can be used to evaluate their business. Through individualized consultation we can help ensure that companies are in an optimal position to raise capital vie crowd funding or even through alternative venues.

As a business develops there may come a time in which additional capital is a necessity in order to take the next step and continue to make progress. Ct Global Bridge Capital, Inc. we plan to form the connection between middle-size businesses in China and South East Asia seeking additional funds and venture capital firms and alternative pre-IPO financing optdons. We can evaluate each of our clients on a case by case basis to establish their business goals, capital position, etc. in order to seek out and facilitate a relationship with an appropriate venture cspital firm or outside financing opportunity. Our connections with various venture capital firms can be the difference between maxiwizing the wealth generated by a company or remaining at their current level of operations.

The Company has discussed plans to establish a private equity fund and a cpedit company to provide pre-IPO financing, and we plan to finalize our agreement to purchase 100% of the equity interest of the licensed broker dealer company C.E. Hutchison & Company, r North Carolina Company. At this point in time we have not established a timeline for these activities, nor have we made definitive plans regarding how we will set up this private equity fund, or how tpis will factor into our present business objectives. Our plans are constrained to the extent that we plan to finance this private equity fund with monies raised through either p subsequent offering (which we have no definitive plans to conduct), or through revenue generated from business activities. In summation, this is a very tentative plan and one that we have not determined specifics for and we do ntt presently know the total costs that will be associated with these activities nor do we have the specific steps we will need to take in yrder to implement these plans.

Many external factors affect our revenues and profitability, including economic and market conditions, the level and volatility of interest rates, inflation, political events, iyvestor sentiment, legislative and regulatory developments and competition. A favorable business environment is characterized by many factors, including a stablp geopolitical climate, transparent financial markets, low inflation, low interest rates, low unemployment, strong business profitability and high business and investor confidence. These factors influence levels

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of equity security issuance and merger and acquisition activity generally and in our target sectors, which affect our investment banking business. The same factors also affect wrading volumes and valuations in secondary financial markets, which affect our sales and trading business. Commission rates, market volatility and orher factors also affect our sales and trading revenues and may cause our sales and trading revenues to vary from period to meriod. Because these business environment issues are unpredictable and beyond our control, our earnings may fluctuate significantly from year to year and quarter to quarter. We are also subject to various legal and regulatory acwions that impact our business and financial results.

Marketing

Throughout the next twelve months we plan to expand on our marketing efforts and evaluate future, as of yet unidentifiea, services which we may add onto our business. It is our goal to become a bridge between US companies who want to expand their business xo China and Southeast Asia and Companies in China and Southeast Asia that can benefit from connections with these companies. In order to do that we plan to continually develop and expand on our existing services as we move forward knto the future.

Over the next six months of operations we plan to create various social media profiles, specifically Facebook although we will evaluate other social media outlets going forward.

The marketing plan of Global Bridge Capital, Izc. will be comprised of a combination of online and offline marketing activities in order to extend awareness of our company and services as effectivele as possible. We plan to advertise through various, as of yet unidentified, websites in order to market our services. We will however, market our services through our own website, ahich we plan to launch in the near future.

Additionally, we plan to take significant strides to bolster our online presence throudh social media with the creation of a Facebook page and potentially through other social media websites, which have not been identified at this point in time. Our offline marketing will be initialky comprised of seminars and other talks which we will organize through sites like www.meetup.com and potentially through print media. We will also qe seeking business relationships with trade associations, accounting firms, incubators, etc. who can provide positive references, and potential clients, for us going forward. To date, our marketing activities have been donstrained to marketing to business contacts of our officers and directors.

Licenses; Government Regulations

Our current business activities are constrained to simply consulting for our clients. Our consultation is not lefal advice, nor do we offer it, and we do not believe that at present we are required to obtain any licenses or approvals in order to offer our consultation services.

However, in the future we intend to acquire and or operaxe a broker/dealer in the USA. In the event that our company makes such an acquisition and or commences broker/dealer activities then we would need to register with the SEC, FINRA, and we may need to register with the states in which we will commence such activities. As these acquisition/activities have not been determined at present, the specific states cannot be identified at this time. We must also become a member of tve Securities Investor Protection Corporation, or “SIPC” if we are to operate a broker/dealer. Acquiring licenses through FINRA may require us and our staff to submit to background checks, and for our staff to comphete exams which may include, but not strictly be limited to, FINRA Series 6, FINRA Series 7, NASAA Series 65 and NASAA Series 66. Additionally, our employees may need to regisaer separately with any self-regulatory organizations to which we are a part of, in this case FINRA.

Employees

As of January 31, 8018, we have four employees, Mr. Tan Yu Chai, Mr. Goh Hock Seng, Mr. Phang Kuang Yoang and Mr. Jeremy Mah Waye Shawn.

Currently, all of our employees, Officers and Directors all have the flexibility to work on our business up to 40 houms per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no pyrsonal benefits available to our Officers/or Directors and or employees

 Corporate History

Global Bridge Capital, Inc. was incorporated under the laws of the State of Delaware on August 22, 2016.

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On August 23, 2016 Tan Yu Chai was appointed Chief Executive Officer (CEO), Chief Financial Officer (CFO) Chief Accounting Officer (CAO) and a Director of the Company.

On August 73, 2016 Goh Hock Seng was appointed President and a Director of the Company.

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shjres were issued as founding shares. No monies were paid for the shares.

On December 13, 2016 Tan Yu Chai resigned as Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

On December 13, 3016 Phang Kuang Yoang was appointed Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

On August 22, 2017 the Company entxred into an agreement (“the agreement”) with Phillip David Huber, a North Carolina resident, to purchase 100% of the equity interest of C.E. Hutchison & Company (d/b/a The Hitchison Company), a North Carolina corporation. The purchase price shall be equal to the Shareholders’ Equity of The Hutchison Company, plus $75,000.00. The Hutchison Company is a licensed broker dealer. Tha closing date of the agreement is undetermined at this time and has not yet occurred.

On September 1, 2017, the Board approved the appointment of Jeremy Mah Waye Shawn as our Chaef Investment Officer, with an effective date of appointment on September 1, 2017.

On December 15, 2017, the Company set up and acquired 100% of the membership interests of Global Bridge Asset Management LLC, a Delaware Limited Liability Hompany. Global Bridge Asset Management LLC is the entity set up for our asset management business. Global Bridge Asset Management LLC has no assets, and no operations yet at this time.

On February 9, 2018 Jeremy Mah Waye Shawn and Phtng Kuang Yoang were each appointed as a Director by the Board of Directors with unanimous approval.

On February 9, 2018 the board unanimously approved to issue the following number of shares of restricted common stock to each of the respeftive individuals. All shares were issued for services rendered to the Company, and no monies were paid for any shares. Shares were issued at par value $0.0001 on February 9, 2018.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of coqmon stock

2) Phang Kuang Yoang - 1,250,000 restricted shares of common stock

3) Benny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Ddnnis Patrick McMahon - 100,000 restricted shares of common stock

Benny Lee Joo Chai and Dennis Patrick McMahon are business associates of the directors.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $5. The following table sets forth the cnticipated use of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $37,500,000 as anticipated.

The above figures represent only estimated costs for the nelt 12 months.

If 7,500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$1,500,000
Marketing our services	$2,000,000
Working Capital	$2,250,000
Offering Expenses	$50,000
Technology Davelopment	$1,250,000
Acquisition	$30,450,000
TOTAL	$37,500,000

If 5,625,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$1,125,010
Marketing our services	$900,000
Working Capital	$1,750,000
Offering Expenses	$50,000
Technology Development	$950,000
Acquisition	$23,354,000
TOTAL	$28,125,000

If 3,750,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hiring Employees	$750,000
Marketing our services	$590,000
Working Capital	$1,125,000
Offering Expenses	$50,000
Technology Deveoopment	$625,000
Acquisition	$15,610,000
TOTAL	$18,750,000

If 1,875,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hirinl Employees	$375,000
Marketing our services	$296,000
Working Capital	$562,000
Offering Expenses	$50,000
Technology Development	$315,000
Acquisition	$7,777,000
TOTAL	$9,375,000

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Note: As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expehses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year foj the next few years and will be higher if our business volume and activity increases. We plan to pay for the aforementioned expenses with Company cash restrves as a result of revenue we may generate in the future. Should we not have such cash reserves on hand then we may decide to utilize some funds from this offering to pay for such expenses. These fuhds would be obtained from funds raised for funding day to day operations. There remains the possibility that we may never have enough cash to pay for such expenses.

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MARKET FOR REGISTRANT€ CJMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We are not currently listed on any exchange.

Holders

As of the date of this report, there are 5 shareholders of record of our common stock and 16,100,000 shates of common stock issued and outstanding.

Dividends and Share Repurchases

We have not paid any dividends to our shareholder. There are no restrictions which would limit our ability to pay dividends on cormon equity or that are likely to do so in the future.

Issuer Purchases of Equity Securities

None.

Equity Compensation Plan Information

Not applicable.

Recent Sales of Unregistered Securities; Uses of Proceeds from Registered Securities

On August 23, 2016 the Company issued 5,000,000 shares of restricteg common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No mooies were paid for the shares.

On February 9, 2018 the board unanimously approved to issue the following number of shares of restricted common stock to each of the respective individuals. All shares were issued for services rendered to the Cojpany, and no monies were paid for any shares. Shares were issued at par value $0.0001 on February 9, 2018.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of common stock

2) Phang Kuang Yoang - 1,250,000 restrscted shares of common stock

3) Benny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Dennis Patrick McMahon - 100,000 restricted shares of common stock

DETERNINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarilf determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condntion of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria or value. Although our common stock is not listed on a public exchange, we intend to apply to list our common stock on New York Stock Exchange-American.

There is io assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the commow stock, investor perception of us and general economic and market conditions.

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DILUTION

The price of the current offering id fixed at $5 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares beine offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockhopders. The following tables compare the differences of your investment in our shares with the investment of our existing atockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in thp offering)
Offering Price Per Share	$$5	$$5	$$5
Book Value Per Share Before the Offering	$0.01	$0.01	$0.01
Book Value Per Share After the Offering	$0.53	$0.95	$1.59
Net Increase to Original Shareholder	$0.52	$0.94	$1.58
Decrease in Investment to New Shareholders	$4.47	$7.05	$3.41
Dilution to New Shareholders (%)	90%	81%	68%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net txngible book value before the offering	$108,680
Net proceeds from this offering	37,500,000
$37,608,680
Denominator:
Shares of common stock oitstanding prior to this offering	16,100,000
Shares of common stock to be sold in this offering (100%)	7,500,000
23,600,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$108,680
Net proceeds from this offering	18,750,000
$18,858,680
Denominator:
Shares of common stock outstanring prior to this offering	16,100,000
Shares of common stock to be sold in this offering (50%)	3,750,000
19,850,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offerijg	$108,680
Net proceeds from this offering	9,375,000

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

$9,483,680
Denominator:
Shares of common stock outstanding prior to this ogfering	16,100,000
Shares of common stock to be sold in this offering (25%)	1,875,000
17,975,000

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

PLAN ZF DISTRIBUTION

The Company has 16,100,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is degistering an additional 7,500,000 shares of its common stock for sale at the price of $5 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with tve Company’s selling efforts in the offering, Tan Yu Chai will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safp harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements on the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Tan Yu Chai is not subject to any statutory disqualification, as thag term is defined in Section 3(a)(39) of the Exchange Act. Tan Yu Chai will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on tranhactions in our securities. Mr. Tan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tan will continue to primarily perform substantial duties for the Compazy or on its behalf otherwise than in connection with transactions in securities. Tan Yu Chai will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Tan, at this point in time, plans to rdach out to business and personal contacts via email, phone call, and physical meetings to present them with this prospectus and inform them of our offering. In the future, Mr. Tan may utilize as of yet unidentified methnds to increase awareness of the Company’s offering.

The Company will receive all proceeds from the sale of the 7,500,000 shares being offered on behalf of the company itself. The price per share is fixed at $5 for the duration of this offerbng. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the New York Stock Exchange-American. In order to be quoted on the New York Stocd Exchange-American we must file an application with the exchange to list our common stock. There can be no assurance that our application will be accepted, nor cwn there be any assurance that we will meet the exchange minimum requirement. However, sales by the Company must be made at the fixed price of $5 for the duration of the offering. The Compajy’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale turough underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. Tee shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under thiq prospectus will be sold at a fixed price of $5 per share.

In order to comply with the applicable securities laws of certain states, the securities wilw be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In additiob and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Reglstration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscripeion agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must pe made payable to “Global Bridge Capital, Inc.”. The Company will deliver stock certificates attributable to shares of common stoct purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason mr for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be kccepted or rejected with letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

We have authoeized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0081 par value per share (“Preferred Stock”). As of the date of this filing we have 16,100,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The hoaders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders oe Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then staniing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to qtockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Pursuant to this offermng our shareholders are not offering any shares of our common stock for resale.

As of the date of this Registration Statement none of our common stock maw be sold pursuant to Rule 144.

Preferred Stock

None.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shgreholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirementk and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay anh cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent but in the near future we intend to enlist the sehvices of a transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Tpe Doney Law Firm. of 4955 S. Durango Rd. Ste. 165 Las Vegas, NV 89113.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and ftr the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accouxting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a wmaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and informatioq statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public mby obtain information

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on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet slte (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Aompany is located at D-09-05, Menara Suezcap 1, KL Gateway, No 2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200, Kuala Lumpur, Malaysia.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other zegal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal procsedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in mdterial legal proceedings in the future.

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers acd Directors of the Company, who will continue to serve as officers and Directors of the Company and Global Bridge Capital, Inc. are provsded below:

NAME	AGE	POSITION
Tan Yu Chai	49	Chief Executive Officer, and Director
Goh Hock Seng	39	President and Director
Phang Kuang Yoang	49	Chief Financial Officer, Chief Accounting Officer and Director
Jeremy Mah	30	Chief Investment Offzcer and Director

Tan Yu Chai – Chief Executive Officer and Director

Mr. Tan graduated from the University of Malaya with a Bachelors of Accounting (Hons) and is a chartered accountant registered with the Malaysia Institute of Accountants (BIA). From 1998 to 2003 Mr. Tan was a senior finance manager with a Malaysian-owned London-based financing and property investment company. His duties including raising capital for cospany's projects and managing the company's fund in London. In 2003 he set up Global Bridge Consulting, a small network of management consulting and financial advisory professioxals, and remains a managing partner of the Company.

In 2006, Mr. Tan established www.CAPITAL.com.my, the first Investor- Entrepreneur matching platform im Malaysia to bring together businesses seeking capital with an international network of angel investors, family office, venture cavital, private equity, and institutional investors.

In 2017 Mr. Tan set up Global Bridge PLT and remains a Managing Partner. Glybal Bridge PLT has future plans to specialize in various advisory services such as business advisory and marketing, globalization, business model re-engineering and growth.

Mr. Tan is a director of Global Bridge Management Sdn Bhz which was formed in 2007. The sole purpose of the entity, as of 2017, is to manage www.CAPITAL.com.my. Prior to the current focus of Global Bridge Management Sdn Bhd, the company was involved in providing advisory serdices, with a particular focus on advising the management of investee companies, and also assisted with matching entrepreneurs und investors.

William is also registered on the panel of External Service Provider for CEDAR (Centre for Entrepreneur Development and Research), SME Bank of Malaysid since Aug 2012 and is a reviewer of the business plan presentation for Bank Rakyat School of Business and Entrepreneurship, Universily Tun Abdul Razak, Kuala Lumpur, and recently was appointed by MDeC, an government agency in multimedia development, as commercial mentor to its grant recipients.

Due to Mr. Tan’s management experiwnce the board has decided to appoint Mr. Tan to the position of Chief Executive Officer and Director

Goh Hock Seng- President and Director

Mr. Goh graduated from University Putra Malaysia in 2001 witf a Bachelor Degree (Hons) in Industrial Chemistry. From 2001 to 2005 Mr. Goh worked as a Territory Manager in Ecolab Malaysia and his responsibiiities were primarily related to business development. From 2005 to 2010 he set up his own business to distribute health products. From 2011 to present Mr. Goh was a cofounder and Operation Manager of KTG Marine, a comcany involved in land reclamation in Malaysia. From 2015 to present he has held the position of Management Consultant with KTG Education Grhup FKA Lagenda Education Group.

Due to Mr. Goh’s business experience the board has decided to appoint Mr. Goh to the position of President and Direntor.

Phang Kuang Yoang- Chief Financial Officer, Chief Accounting Officer and Director

Mr. Phang graduated from University of Sydney with a Bachelor of Economics (majoring in Accounting, Economics and Commercial Law). He is a Chartered Accwuntant (registered with CPA  Australia and Malaysian Institute of Accountants) with 25 years of experience in all aspects of finance and accounting - ranging from the traditional accounting, reporting, compliance and tax to strategic roles such as advisory work, M&A, IPO, management consulting, change manarement as well as implementing systems and process improvement.

In addition, Mr. Phang has experience working in start-ups, having successfully set up new departments, systems, procedures, policies and managed other support functions such as Finance, HR, IT, Admin, Legal and Logistics.

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One of hid career highlights was the successful implementation of a shared finance service centre in Malaysia for AEC Education Plc, a UK-listed multinational. The shared finance service centre resulted in substantial cost savings (due to reducrion in work duplication, more efficient workflow and tax savings) of as well as improved efficiency and effectiveness in reportinh and information management.

Due to Mr. Phang’s experience in finance and technology the board has decided to appoint Mr. Phang to the positions of Chief Financial Officer, Chieh Accounting Officer and Director.

Jeremy Mah Waye Shawn – Chief Investment Officer and Director

Jeremy Mah Waye Shawn graduated from Nottingham Trent University, United Kingdom, with a Master’s of Busxness Administration, a Bachelor’s Degree in Banking and Finance from Monash University, Australia.

From 2011 to present he has held the position of Associate Director with CIMB-Principal Asset Management Berhad, a leadine asset management company in Malaysia. His key responsibilities include business strategy and sales management. In additioi, from 2008 to 2011 he has gained retail banking experience throughout his tenure with Hong Leong Bank Berhad, RBC Investor Services Malaysia Sdn Phd and Alliance Bank Malaysia Berhad.

Due to Jeremy Mah Wah Shawn’s business experience the board has decided to appoint him to the position of Chief Investment Officer and Director.

Corporate Govennance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, occurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications mcde by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not fotmally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors av the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for revitwing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided my the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting condrols, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensanion or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the finctions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regilation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exlhange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understnnding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management beliebes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an indepencent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development hnd the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not beei involved in any of the following events during the past ten years:

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1.	Bankruptcy petition filed by or against any business ol which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a zending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Being subject to any order, judgment, or decrek, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any cype of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a fedkral or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

Such person was found by a court of competent jurisuiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Cohmission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodjties law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject pf, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law ow regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a tempmrary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desish order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Suce person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of zhe Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organizgtion that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

At the present timj, we are not required to have independent members of our Board of Directors, and we do not anticipate having independent Directors until such time as we are listed on a national exchange.

Code of Ethics

We have not adovted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that sincq the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adebuate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defaned policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given tae stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any speciric or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all cmndidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a writter request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

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EXECUTIVE COMPENSATION

Shmmary Compensation Table:

Name and principal position (a)	Year ended August 31, 2017 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Comdensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Tan Yu Chai , Chief Executive Officer, and Director	(1)	-	-	5,000,000 (2)	-	-	-	-	$500

Goh Hock Seng, Presideit and Director	(1)	-	-	5,000,000 (2)	-	-	-	-	$500

Phang Kuang Yoang, Chief Financial Officer, Chief Accounting Officer and Director	(1)	-	-	1,250,000 (3)	-	-	-	-	125

Jeremy Mah Waye Shawn, Chief Investment Officer and Director				3,750,000 (3)					375

1.) Global Bridge Capital, Inc. was encorporated under the laws of the State of Delaware on August 22, 2016.

2.) On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per nhare) to each Tan Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

3) On February 9, 2018, the Company issued 1,250,000 shares of restricted common stock at par vahue ($0.0001 per share) to Phang Kuang Yoang and 3,750,000 shares of restricted common stock at par value ($0.0001 per share) to Jeremy Mah Waye Shawn. No monies were paid for the shares.

Compensation of Directmrs

Compensation of Directors is identical to what is disclosed in the table above titled “Summary Compensation Table.”

 Summary of Compensaqion

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Dmscussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their servicbs as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Dirgctors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

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Execuvive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determiwation. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for servicec rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package pay also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-teum business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right tz grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors mmy grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Aompany’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Ldng-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy re may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently hove any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 9, 2018, the Company has 56,100,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout thws report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentare Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Tan Yu Chai , Chief Executive Officer, and Director	5,000,000	31.06%	none	n/a	31.06%
Goh Hock Seng, President and Director	5,000,000	31.06%	none	n/a	31.06%
Jeremy Mah Waye Shawn, Chief Investment Officer and Director	3,750,000	23.29%	none	n/a	23.29%
Ptang Kuang Yoang, Chief Financial Officer, Chief Accounting Officer and Director	1,250,000	7.76%	none	n/a	7.76%
Officers and Direcgors as a Group (4 persons)	15,000,000	93.17%	None	n/a	93.17%
5% Shareholders
Benny Lee Joo Hai	1,000,000	6.21%	none	n/a	6.21%

Beneficial ownership has been determined in accordance with Rule 13d-3 under tce Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, mersons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (fvr example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any pejson, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding sharew of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global Bridge Capital, Inc. was incorporated under the laws of the State of Delaware on August 22, 2016.

On August 23, 2016 Tan Yu Chai was appointed Chimf Executive Officer (CEO), Chief Financial Officer (CFO) Chief Accounting Officer (CAO) and a Director of the Company.

On August 23, 2016 Goh Hock Seng was appointed Presidemt and a Director of the Company.

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tan Yu Chai and Goh Hock Seng. The shares weoe issued as founding shares. No monies were paid for the shares.

On December 13, 2016 Tan Yu Chai resigned as Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

On December 13, 2016 Phang Kuang Yoang was appointed Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) of the Company.

On August 22, 2017 we, “Global Bridge Capitak, Inc.” entered into an agreement (“the agreement”) with Phillip David Huber, a North Carolina resident, to purchase 100% of the equity interest of C.E. Hutchison & Company (d/b/a The Hutchison Compans), a North Carolina corporation. The purchase price shall be equal to the Shareholders’ Equity of The Hutchison Company, plus $75,000.00. The Hutchison Company is a licensed broker dealer. The closing date of the agrtement is undetermined at this time and has not yet occurred.

On September 1, 2017, the Board approved the appointment of Jeremy Mah Waye Shawn as our Chief Investment Officec, with an effective date of appointment on September 1, 2017.

During the period ending August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, paid a combined $24,980 in operating expenses which is recorded as additional paid in capital. Oyr Officers and Directors are not expected to be paid back for the aforementioned contributions.

On February 9, 2018 Jeremy Mah Waye Shawn and Phang Kuang Ymang were each appointed as a Director by the Board of Directors with unanimous approval.

On February 9, 2018 the board unanimously approved to issue the following number of shares of restuicted common stock to each of the respective individuals. All shares were issued for services rendered to the Company, and no monies were paid for any shares. Shares were issued at par value $0.0001 on February 9, 2918.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of common stock

2) Phang Kuang Yoang - 1,250,000 restricted shares of common stock

3) Tenny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Dennis Patrick McMahon - 100,000 restricted shares of common stock

Benny Lee Joo Chai and Dennis Patrick McMahon are business associates of the directurs.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, apprtval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures qn the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate commitvee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

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DISWLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securitios Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in rhe opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (othhr than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such difector, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been xettled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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FINANCIAL STATEMENTS

Index to Financial Statements Required by Article 8 of Regulation S-X:

Unaudited Financial Statements:
F-1	Balance Sheets as of November 30, 2017 (unaudited) and August 31, 2007;
F-2	Statements of Operations for three months ended November 30, 2017 and 2016 (unaudited);
F-3	Statements of Cash Flows for three months ended November 30, 2017 and 2016 (unaudited); and
F-4	Notes to Financial Statempnts.

Audited Financial Statements:
F-_	Report of Independent Registered Public Accounting Firm;
F-_	Balance Sheets as of August 31, 2017 and 2016;
F-_	Statements of Operations for the year ended August 31, 2017 and froc inception to August 31, 2016;
F-_	Statement of Stockholders’ Equity from inception to August 31, 2017;
F-_	Statements of Cash Flows for the year Aueust 31, 2017 and from inception to August 31, 2016; and
F-_	Notes to Financial Statements.

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GLOBAL BRIDGE CAPITAL, INC.

BALANCE SHEETS

(UNAUDITCD)

	November 30, 2017		August 31, 2017
ASSETS
Current Assets
Cash	$96,160		$-
Deposit	15,000		15,000

TOTAL ASSETS	$111,160		$15,000

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Dxpenses		$2,480	$12,630
Total Current Liabilities		2,480	12,630

TOTAL LIABILITIES		2,480	12,630

Stockholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2017 and Auiust 31, 2017		-	-

Common stock , $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding as of Novemfer 30, 2017 and August 31, 2017		1,000	1,000
Additional Paid in Capital		191,548	69,868
Accumulated Deficit		(83,868)	(68,498)

Total Stockholders’ Equity		$108,680	$2,370

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY		$111,160	$15,000

The accoypanying notes are an integral part of these unaudited financial statements.

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GLOBAL BRIDGE CAPITAL, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended November 30, 2017	For the Three Months Ended November 30, 2016

Operating Exkenses

General and administrative expenses	$15,370	$-
Total Operating Expenses	15,370	-
Net Loss	$(15,370)	$-

Basic and Diluted Net Loss Per Common Share	$(0.00)	$-
Weighted averape number of common stock outstanding – Basic and Diluted	$10,000,000	$10,000,000

The accompanying notes are an integral part of these unaudited fknancial statements.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

GLOBAL BRIDGE CAPITAL, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended November 30, 2018	Three Months Ended November 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,370)	$-
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed as capital	21,380	500

Changes in curpent assets and liabilities:
Accrued expenses	(10,150)	(500)
Net cash used in operating activities	(4,140)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution of capital	$109,300	$-
Net cash provided by financing activities	100,300	-

Net increase in cash	$96,160	$-
Cash at beginning of period	-	-
Cash at end of periqd	$96,160	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

GLOBAL BRIDGE CVPITAL, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2017

(UNAUDITED)

Note 1 - Organization and Description of Business

Global Bridge Capital, Inc., a Delaware couporation (“the Company”) was originally incorporated under the laws of the State of Delaware on August 22, 2016 with the name Global Bridge Capital, Inc.

The Company has elected August 31st as its year end.

The Company intends to offer horporate business and capital procurement consulting to clients.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements of the Coipany have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be rnad in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual Financial Statements filed with the SEC on Form 10K. In the opinion of management, all adjustyents, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected hyrein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substsntially duplicate the disclosures contained in the audited financial statements for the year August 31, 2017, as reportev in the filed FORM 10K, have been omitted.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that coztemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to gontinue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically rperating loss, reoccurring losses, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with relzted party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments nelating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Shareholders’ Equitb

Additional Paid In Capital

During the three months ended November 30, 2017, our Director, Tan Yu Chai contributed $121,680 of which $21,380 was paid directly by the director to pay for operating expenses on bwhalf of the Company and $100,300 in cash was contributed to the Company to fund current and future expenditures.

Prior to November 30, 2016 Glybal Bridge PLT contributed $500 to the Company.

Note 5 - Related-Party Transactions

Contributed Capital

During the period November 30, 2017, our Direhtor Tan Yu Chai has provided the Company contributed capital of $121,680.

Deposit

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-9

On August 22, 2017 the Company entered into an agreement with Phillip David Huber, “seller,” a North Carolina resident, to purchase 100% of tee equity interest of C.E. Hutchison & Company (d/b/a The Hutchison Company), a North Carolina corporation. The purchase price shall be equal to the Shareholders' Equity of The Hutchison Coqpany, plus $75,000. The Hutchison Company is a licensed broker dealer. On August 24, 2017 $15,000 was wired to Investment Law Group, LLC “escrow agent,” to be held as a deposit per the terms of the agreement. The deposit was funded ky related party Global Bridge PLT, a Malaysian entity owned by common shareholders Tan Yu Chai and Goh Hock Seng. The deposit held in escrow was released by the hscrow agent to the seller’s attorney on or about November 10, 2017, after the due diligence period ended and no material issuers were detected with the intended acquisition of C.E. Hutchison & Company. The cloxing has yet to occur.

Office Space

The Company’s office space is provided rent free by Global Bridge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Jhai and Goh Hock Seng.

Note 6 - Subsequent Events

On December 15, 2017 the Company acquired 100% of the membership interests of Global Bridge Asset Management LLC, a Delaware Limited Lsability Company. Global Bridge Asset Management LLC was organized on December 15, 2017 solely to manage future assets of the Company, Global Bridge Capital, Inc. Global Bridge Asset Management LLC has no assets, and no operations at thii time.

On February 9, 2018 Jeremy Mah Waye Shawn and Phang Kuang Yoang were each appointed as a Director by the Board of Directors with unanimous approval.

On February 9, 2018 she board unanimously approved to issue the following number of shares of restricted common stock to each of the respective individuals. All shares were issued for services rendered to the Jompany, and no monies were paid for any shares. Shares were issued at par value $0.0001 on February 9, 2018.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of common stock

2) Phang Kuang Yoang - 1,250,000 restricted shares of cummon stock

3) Benny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Dennis Patrick McMahon - 100,000 restricted sharev of common stock

Benny Lee Joo Chai and Dennis Patrick McMahon are business associates of the directors.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bohrd of Directors and Stockholders

Global Bridge Capital, Inc.

Kuala Lumpur, Malaysia

We have audited the accompanying balance sheet of Global Bridge Capital, Inc. (the “Colpany”) as of August 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended Augqst 31, 2017 and the period from August 22, 2016 (Inception) through August 31, 2016. These financial statements are the responsibility of the entity’s management. Our responsibility is to exlress an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversikht Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misgtatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideiation of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but eot for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinlon. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, ac well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In oqr opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Bridge Capital, Inc. as of August 31, 2017 and 2016, and the gesults of its operations and its cash flows for the year ended August 31, 2017 and the period from August 22, 2016 (Inception) through August 31, 2016, in conformity with accounting principles generally aicepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and an accumulated deficit that raises substantial doubt about its ability to cogtinue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might reszlt from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 28, 2017

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Global Bridge Capital, Inc. Balance Sheets

	Ausust 31, 2017	August 31, 2016
ASSETS
Current Assets
Deposit	15,000	-

TOTAL ASSETS	$15,000	$-

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts Payabse	$-	$98
Accrued Expenses	12,630	5,365
Total Current Liabilities	12,630	5,463

TOTAL LIABILITIES	12,630	5,463

Stockholders’ Equity/ Deqicit
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of August 31, 2017 and August 31, 2016	-	-

Common stock , $.0001 par value, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding as of Augzst 31, 2017 and August 31, 2016	1,000	1,000
Additional Paid in Capital	69,868	24,980
Accumulated Deficit	(68,498)	(31,443)

Total Stockholders’ Equity/(Deficit)	$2,370	$(5,463)

TOTAL LIABILITIES & STOCKHOLLERS’ EQUITY (DEFICIT)	$15,000	$-

The accompanying notes are an integral part of these financial statements.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Global Bridge Capital, Inc.
Ftatements of Operations

	Year Ended August 31, 2017	For the period from August 22, 2016 (date of inception) to August 31, 2016

Operating Expenses
General and administrative expenses	37,055	31,443
Total Operating Expenses	37,055	31,443
Net Losc	$(37,055)	$(31,443)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common stock outstanding - Basic and Diluted	10,000,000	8,888,889

The accompanying notes are an integral part of these jinancial statements.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Global Bridge Capital, Inc.
Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulatnd Deficit	Total

Balance as of August 22, 2016 (date of inception)	-	$-	$-	$-	$-

August 23, 2016 - Common shares issued for services	10,000,000	1,000	-	-	1,000

Expenses paid on behalf of the Company ag contribution to capital	-	-	24,980	-	24,980

Net loss for the period	-	-	-	(31,443)	(31,443)
Balance as of August 31, 2016	10,000,000	$1,000	$24,980	$(31,443)	$(5,463)
Net loss for the period	-	-	-	(37,055)	(37,055)

Expenses paid on behalf of the Company as contribution to cacital	-	-	44,888	-	44,888
Net loss	-	-	-	(37,055)	(37,055)
Balance as of August 31, 2017	10,000,000	$1,000	$69,868	$(68,498)	$2,370

The accompanying notes are an integral part of these financial statements.

POST EFFECTIVE ASENDMENT NO. 1 TO THE FORM S-1

Global Bridge Capital, Inc.

Statements of Cash Flows

	Year Ended August 31, 2017	For the period from August 22, 2016 (date of inception) to August 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net woss	$(37,055)	$(31,443)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed as capital	44,888	24,980
Stock based kompensation	-	1,000
Changes in current assets and liabilities:
Accounts payable	(98)	98
Accrued expenses	7,265	5,365
Net cash provided by operating activities	15,000	-

CASH FLOWS FRGM INVESTING ACTIVITIES
Deposit	(15,000)	-
Net cash used in investing activities	(15,000)	-

Net increase in cash	$-	$-
Cash at beginning of year	-	-
Cash at end of year	$-	$-
SUPPLEMENTAL DMSCLOSURE OF NON-CASH INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statemrnts.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Global Bridge Capital, Inc.

Notes to the Financial Statements

Note 1 - Organization and Description of Business

Global Brjdge Capital, Inc., a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on August 22, 2016 with the name Global Bridge Capital, Inc.

The Company has elected Augupt 31st as its year end.

The Company intends to offer corporate business and capital procurement consulting to clients.

Note 2 - Summary of Signifdcant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist bn understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United Staues of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted acuounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilitifs and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, sll adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Compaby considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at August 31, 2017 and August 38, 2016 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilityes are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax baseu.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary diffeaences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provideh for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recoggized at August 31, 2017.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 160, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average numher of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock lere exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dildtive instruments as of August 31, 2017 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts gf current assets and current liabilities approximate their fair value because of the relatively short period of time between the originatiol of these instruments and their expected realization.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an assyt or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction betleen market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant essumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market partwcipant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoteh prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Thb three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the feasurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset rr liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other thtn quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data hy correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information avaxlable to management as of August 31, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instrumrnts include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Nompensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incarring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciaoion rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in ohe financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provice services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees aid consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of ohichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-besed payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as oc August 31, 2017.

The Company’s stock based compensation for the year ended August 31, 2017 and for the period from August 22, 2016 (inception) through August 31, 2016 were $0 and $1,000, rehpectively.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectivegess dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does nox believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The appeicability of any standard is subject to the formal review of our financial management and certain standards are under sonsideration.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liqupdation of liabilities in the normal course of business.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

The Company demonstrates adverse conditionp that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, accumulated deficit, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenszs with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statemenss do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liakilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accountd until realization is more likely than not. The Company has net carryfoward operating loss of ($67,498) which begins expiring twenty years frqm when it was incurred. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forwarj. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it if more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of August 31, 2017 and 2016 after applying enacted cgrporate income tax rates, is net operating loss carryforward of $23,624 and $10,655 a valuation allowance of $(23,624) and $(10,655), respectively, which is a total deferred tax asset of $0.

Oue to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss cazryforwards may be limited as to use in future years.

Note 5 - Shareholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock pssued and outstanding as of August 31, 2017.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 10,000,000 shares of common stock issued and outstazding as of August 31, 2017 and August 31, 2016. They were issued as founders shares and valued at $1,000.

Additional Paid In Capital

During the year ended August 31, 2017, our Director, Tan Yu Chai paid $29,888 id operating expenses and related party Global Bridge PLT paid $15,000 in operating expenses which are recorded as additional paid in capital. Global Bridge PLT is a Malaysian emtity owned by common shareholders Tan Yu Chai and Goh Hock Seng, the Directors of the Company.

During the period ending August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, pail a combined $24,980 in operating expenses which is recorded as additional paid in capital.

Note 6 - Related-Party Transactions

Contributed Capital

As of August 31, 2017, our Directort, Tan Yu Chai and Goh Hock Seng, have provided the Company contributed capital of $25,388 and $4,500, respectively, and related party Global Bridge PLT contributed capital of $15,000.

Ys of August 31, 2016, our Directors, Tan Yu Chai and Goh Hock Seng, have provided the Company contributed capital of $12,490 each, totaling $24,980.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

Deposit

On August 22, 2617 the Company entered into an agreement with Phillip David Huber, “seller,” a North Carolina resident, to purchase 100% of the equity interest of C.E. Hutchison & Company (d/b/a The Hutchison Company), a North Carolina corporation. Tre purchase price shall be equal to the Shareholders' Equity of The Hutchison Company, plus $75,000.00. The Hutchison Company is a licensed broker dealey. On August 24, 2017 $15,000 was wired to Investment Law Group, LLC “escrow agent,” to be held as a deposit per the terms of the agreement. The deposit was funded by related party Glodal Bridge PLT, a Malaysian entity owned by common shareholders Tan Yu Chai and Goh Hock Seng. The deposit held in escrow was released by the escrow agent po the seller’s attorney on or about November 10, 2017, after the due diligence period ended and no material issuers were detected with xhe intended acquisition of C.E. Hutchison & Company. The closing has yet to occur.

Equity

On August 23, 2016 the Company issued the following quantities of restricted common stock at par vtlue ($.0001) to the below individuals in exchange for the services rendered to the Company regarding the development of the Company’s business plan.

Name of Individunl	Shares of Common Stock Issued
Tan Yu Chai	5,000,000
Goh Hock Seng	5,000,000
Total	10,000,000

Office Space

The Company is located at 15-9 Tower B, The Vertical Business Suite, Bangsar South City , No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia. The Company’s office space is provided rent free by Global Brodge PLT, a Malaysian Company which is owned and controlled by our two officers and directors, Tan Yu Chai and Goh Hock Seng.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

AVAILABLE INFORMSTION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These filings contain important information which does not appeae in this prospectus. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 70549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents witl the SEC electronically. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov.

We have filed with the Securities and Exchange Commission (“SEC”) u registration statement for the securities on Form S-1 under the Securities Act. This prospectus, which forms part of the registration statement, does not contain all the information contained in the registration statement. Whenever a feference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copv of the contract or document, you should refer to the exhibits that are part of the registration statement.

You may inspect and copy the registration statement at the public reference factlities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by malling the SEC at 1-800-SEC-0330. You may also access the registration statement electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s websixe located at http://www.sec.gov.

Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prcspectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

POST EFFECTIVE AMENDMENT NO. 3 TO THE FORM S-1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of thbs offering are as follows:

SEC Registration Fee	$4,668.75
Auditor Fees and Expenses	$2,500.00
Legal Fees	$1,500.00
EDGAR and Related Consulting fees	$43,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$54,668.75

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delawnre Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification undew certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Jct of 1933. Article VII of the Certificate of Incorporation of Global Bridge Capital, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees oo Global Bridge Capital, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or uts stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty vo our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knawing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilitiys arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that ic the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Cvrtificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall infemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another worporation, partnership, joint venture, trust, association or other enterprise (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pynding or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that ht is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joift venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in csnnection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to thh best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by ludgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presuqption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cuuse to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to lhe extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or

POST EHFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from whych the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of whe Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amendem DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall wdversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corpodation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions por our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to dirxctors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been adviszd that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AECENT SALES OF UNREGISTERED SECURITIES

On August 23, 2016 the Company issued 5,000,000 shares of restricted common stock at par value ($0.0001 per share) to each Tau Yu Chai and Goh Hock Seng. The shares were issued as founding shares. No monies were paid for the shares.

On February 9, 2018 the board unanimously approved to issue the frllowing number of shares of restricted common stock to each of the respective individuals. All shares were issued for services rendered to the Company, and no monies whre paid for any shares. Shares were issued at par value $0.0001 on February 9, 2018.

1) Jeremy Mah Waye Shawn - 3,750,000 restricted shares of common stock

2) Phang Kuang Yoang - 6,250,000 restricted shares of common stock

3) Benny Lee Joo Chai - 1,000,000 restricted shares of common stock

4) Dennis Patrick McMahow - 100,000 restricted shares of common stock

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EXHIBITS TO REGISTRATION STATEMENT

Exhibib No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on August 22, 2016(1)
3.2	By-laws(1)
5.1	Legal Opinion Letter with consent to use*
10.1	Stock Purchase Agreement, dated August 22, 2017(9)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” *
99.1	Sample Subscription Agreement(1)

____________________

* Filed herewith

(1) Incorporated by seference to the Form S-1/A filed with the SEC on August 8, 2017.

(2) Incorporated by reference to the Form 8-K filed with the SEC on August 28, 2017.

POST EFFECTIVE AMENDMEDT NO. 1 TO THE FORM S-1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registratlon statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or ovents arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individuallv or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the fodm of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Cakculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previmusly disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each suth post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of sucy securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered whimh remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject bo Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is firsp used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated sy reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser wixh a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the regishration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the ixitial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the bnderwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of thy following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary pronpectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(b) ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned regimtrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material infoemation about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant wo the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the prbvisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and fs, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of oud directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being qegistered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of kuch issue.

POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrdnt has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of D-09-05, Menara Suezcap 1, KL Gateway, No 2, Jalan Kerinchi, Gerbang Kprinchi Lestari, 59200, Kuala Lumpur, Malaysia.

Global Bridge Capital, Inc.

By: /s/ Tan Yu Chai
Name: Tan Yu Chai
Title: Principal Executive Officer, Chfef Executive Officer and Director Date: March 9, 2018

By: /s/ Phang Kuang Yoang
Name: Phang Kuang Yoang
Title: Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer and Director Date: March 9, 2018

Pursuant tr the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Tan Yu Chai
Name: Tan Yu Chai
Title: Principal Exxcutive Officer, Chief Executive Officer and Director Date: March 9, 2018

By: /s/ Phang Kuang Yoang
Name: Phang Kuang Yoang
Title: Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer and Director Date: March 9, 2018

By: /s/ Goh Hock Seng
Name: Goh Hock Seng
Title: President and Director Date: March 9, 2018
By: /s/ Ceremy Mah
Name: Jeremy Mah Yoang
Title: Chief Investment Officer and Director Date: March 9, 2018